UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 25, 2007
Martin Marietta Materials, Inc.
(Exact name of Registrant as specified in its charter)

North Carolina	56-1848578
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of principal executive offices)	(Zip code)
(919) 781-4550
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
On April 30, 2007, Martin Marietta Materials, Inc. (the “Company”) consummated its offerings of (i) $225,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2010 (the “Floating Rate Notes”) and (ii) $250,000,000 aggregate principal amount of its 6 1/4% Senior Notes due 2037 (the “Fixed Rate Notes” and together with the Floating Rate Notes, the “Notes”).
The Notes were offered pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-142343) under the Securities Act of 1933, as amended.
The Floating Rate Notes were issued under that certain Indenture, dated as of April 30, 2007 (the “Base Indenture”), between the Company and Branch Banking and Trust Company, Inc., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 30, 2007 (the “First Supplemental Indenture” and together with the Base Indenture, the “Floating Rate Notes Indenture”), between the Company and the Trustee. The Fixed Rate Notes were issued under the Base Indenture as supplemented by the Second Supplemental Indenture, dated as April 30, 2007 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Fixed Rate Notes Indenture”), between the Company and the Trustee.
The Notes are senior unsecured obligations of the Company, ranking equal in right of payment with all the Company’s existing and future unsubordinated indebtedness.
The Floating Rate Notes were priced to investors at 100% of the principal amount. The Fixed Rate Notes were priced to investors at 99.986% of the principal amount. The Floating Rate Notes will mature on April 30, 2010. Interest on the Floating Rate Notes will be payable on January 30, April 30, July 30 and October 30 of each year, beginning on July 30, 2007. The Floating Rate Notes have an interest rate of three-month LIBOR plus 0.15% per year. The Fixed Rate Notes will mature on May 1, 2037. Interest on the Fixed Rate Notes will be payable on May 1 and November 1 of each year, beginning on November 1, 2007.
The Company may not redeem the Floating Rate Notes. The Company may redeem the Fixed Rate Notes in whole or in part at any time prior to their maturity at a redemption price equal to the greater of 100% of the principal amount of the Fixed Rate Notes to be redeemed and the make whole amount, which is generally, the present value of principal and the remaining interest discounted at the treasury rate plus 25 basis points.
Upon a change of control repurchase event, the Company will be required to make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but not including, the purchase date.
The Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Form 8-K and are incorporated herein by reference. The descriptions of the material terms of each of the Base Indenture, the

First Supplemental Indenture and the Second Supplemental Indenture are qualified in their entirety by reference to such exhibits.
On April 25, 2007, the Company entered into an underwriting agreement, with J.P. Morgan Securities Inc., Banc of America Securities LLC and Citigroup Global Markets Inc., as Representatives of the several underwriters named therein relating to the underwritten public offering of the Notes (the “Underwriting Agreement”). Pursuant to the terms of the Underwriting Agreement, the Company sold the Floating Rate Notes to the Underwriters at a price of 99.650% of the principal amount thereof and the Fixed Rate Notes at a price of 99.111% of the principal amount thereof. The Underwriting Agreement contains usual and customary terms, conditions, representations and warranties and indemnification provisions.
The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in their entirety by reference to such exhibit.
Opinions of Willkie Farr & Gallagher LLP and Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the Notes are attached hereto as Exhibits 5.1 and 5.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

1.1	Underwriting Agreement, dated April 25, 2007, among Martin Marietta Materials, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC and Citigroup Global Markets Inc., as Representatives of the several underwriters named therein.

4.1	Indenture, dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee.

4.2	First Supplemental Indenture, dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee, to that certain Indenture, dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee.

4.3	Second Supplemental Indenture, dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee, to that certain Indenture, dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee.

5.1	Opinion of Willkie Farr & Gallagher LLP.

5.2	Opinion of Robinson, Bradshaw & Hinson, P.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Martin Marietta Materials, Inc.
By: /s/ Roselyn R. Bar
Name: Roselyn R. Bar
Title: Senior Vice President and General Counsel
Dated: April 30, 2007